UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2024
Opendoor Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39253	30-1318214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 N. Scottsdale Road, Suite 1600
Tempe,	AZ	85288
(Address of principal executive offices)		(Zip Code)
(480) 618-6760
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OPEN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Director
On April 30, 2024, Jason Kilar provided a written notice to Opendoor Technologies Inc. (the “Company”) of his intent to resign from the Board of Directors (the “Board”), and all committees thereof, as applicable, effective at the conclusion of the Company’s annual meeting of stockholders on June 14, 2024. Mr. Kilar’s resignation was not due to any disagreement with the Company, its management, or other members of the Board.

Appointment of Director
On April 30, 2024, the Board approved the appointment of Eric Feder to the Board, effective as of May 1, 2024. Mr. Feder was appointed as a Class III director for a term expiring at the Company’s 2026 annual meeting of stockholders.

Mr. Feder has been President of LENX, LLC since 2019, and a senior operating executive at Lennar Corporation, one of the country’s leading homebuilders, since 2008. He oversees Lennar Corporation’s innovation platform and has helped identify, structure and execute Lennar Corporation’s investments in the real estate technology space. He has served on the board of directors of Hippo Holdings Inc., a publicly traded insurance company focusing on property and casualty insurance, since 2018. Prior to his current role at Lennar, Mr. Feder was Vice Chairman at Rialto Capital, a leading investment management platform focused on real estate, from 2008 to 2018, where he provided oversight of over $6 billion of direct real estate investments and non-performing loan acquisitions.

In connection with his appointment, Mr. Feder has entered into the Company’s standard form of indemnification agreement for directors and officers.

Mr. Feder will be compensated as a member of the Board under the terms of the Company’s Non-Employee Director Compensation Policy (the “Policy”), which provides for (i) an annual cash retainer of (a) $50,000 for serving on the Board and (b) additional cash compensation for service on any committees of the Board pursuant to the Policy, should the Board appoint Mr. Feder to any committees in the future, and (ii) an annual grant, on the date of the Company’s annual meeting of stockholders, of restricted stock units (“RSUs”) for that number of shares of common stock equal to $200,000 divided by the Share Price (as defined in the Policy), rounded to the nearest whole share (the “Annual Grant”) and that vests in a single installment on the earlier to occur of (a) the Company’s next annual meeting of stockholders or (b) the first anniversary of the date of grant of the Annual Grant, subject to the director’s continued service on the Board through such vesting date. Pursuant to the Policy, upon his appointment to the Board, Mr. Feder received a prorated Annual Grant of 10,293 RSUs on May 1, 2024.
Item  8.01 Other Events.
On May 2, 2024, the Company issued a press release announcing the director departure and director appointment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
Item 9.01Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 2, 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opendoor Technologies Inc.

Date: May 2, 2024	By:	/s/ Carrie Wheeler
	Name:	Carrie Wheeler
	Title:	Chief Executive Officer
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